Exhibit 1.1

BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

(NO. 16 OF 2004)

SECOND AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

DJSP ENTERPRISES, INC.

Incorporated the 19th day of February 2008

Amended on 31 July 2008

and on 15 January 2010

TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT, 2004
(the "Act")

AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION

OF

DJSP Enterprises, Inc.

1	Company Name

1.1	The name of the Company is DJSP Enterprises, Inc..

1.2
The directors or members may from time to time change the Company's name by Resolution of Directors or Resolution of Members.  The directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file an application for change of name with the Registrar, and any such change will take effect from the date of the certificate of change of name issued by the Registrar.

1.3
A change of name of the Company shall constitute an amendment of the Memorandum and Articles and in the event of a resolution being passed to change the name of the Company, the provisions below in respect of amendments to the Memorandum and Articles must be complied with.

2	Company Limited by Shares, Liability of Members

2.1	The Company is a company limited by shares.

2.2	The liability of each member is limited to:

2.2.1	the amount from time to time unpaid on that member's shares;

2.2.2	any liability expressly provided for in the Memorandum or the Articles; and

2.2.3	any liability to repay a distribution pursuant to section 58(1) of the Act.

3	Registered Office

3.1	The first registered office of the Company will be situated at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

3.2
The directors may from time to time change the Company's registered office by Resolution of Directors, provided that the Company's registered office shall at all times be the office of the registered agent.  The directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file with the Registrar a notice of change of registered office, and any such change of registered office will take effect from the date of the registration by the Registrar of such notice.

4	Registered Agent

4.1	The first registered agent of the Company will be Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

4.2
The directors may from time to time change the Company's registered agent by Resolution of Directors.  The directors shall give notice of such resolution to the registered agent of the Company (meaning the existing registered agent), for the registered agent to file with the Registrar a notice of change of registered agent, and any such change of registered agent will take effect from the date of the registration by the Registrar of such notice.

4.3
If the existing registered agent does not file such notice on instruction by the directors, the directors shall procure that a notice of change of registered agent is filed with the Registrar by a legal practitioner in the British Virgin Islands acting on behalf of the Company, and any such change of registered agent will take effect from the date of the registration by the Registrar of such notice.

5	General Objects and Powers

5.1
Subject to the following provisions of this Memorandum and Clause 11, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Act or any other law of the British Virgin Islands.

5.2	The Company has no power to:

5.2.1	carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990;

5.2.2	carry on business as an insurance or as a reinsurance company, insurance agent or insurance broker, unless it is licensed or authorised to do so under the Insurance Act, 1994;

5.2.3	carry on the business of company management unless it is licensed to do so under the Companies Management Act, 1990;

5.2.4
carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands unless it is licensed to do so under the Banks and Trust Companies Act, 1990; or

5.2.5	carry on the business as a mutual fund, mutual fund manager or mutual fund administrator unless it is licensed to do so under the Mutual Funds Act, 1996.

5.3	Without limiting the foregoing, the powers of the Company include the power to do the following:

5.3.1	grant options over unissued shares in the Company and treasury shares;

5.3.2	issue securities that are convertible into shares;

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5.3.3	issue debt obligations of every kind and grant options, warrants and rights to acquire debt obligations;

5.3.4	guarantee a liability or obligation of any person and secure any of its obligations by mortgage, pledge or other charge, of any of its assets for that purpose; and

5.3.5
protect the assets of the Company for the benefit of the Company, its creditors and its members and, at the discretion of the directors, for any person having a direct or indirect interest in the Company.

6	Maximum Number of Authorised Shares

6.1	The Company is authorised to issue a maximum of 65,000,000 shares of the following classes with a par value of US$0.0001 each:

6.1.1	60,000,000 ordinary shares ("Ordinary Shares"), par value $0.0001; and

6.1.2	5,000,000 preferred shares ("Preferred Shares"), 1,666,667 of which shall be designated Series A Preferred Shares, par value $0.0001.

6.2
The members may from time to time by Resolution of Members increase the maximum number of shares the Company is authorised to issue, by amendment to the Memorandum in accordance with the provisions below.

7	Rights Conferred by Shares

7.1	The rights attaching to the various classes and subclasses of shares are as follows:

7.1.1	Ordinary Shares – Each Ordinary Share confers on the holder:

(a)	the right to one vote at a meeting of the members of the Company or on any resolution of the members of the Company;

(b)	the right to an equal share in any dividend paid by the Company in accordance with the Act; and

(c)	subject to the Series A Liquidation Preference set out in Clause 7.1.2 (c), below, the right to an equal share in the distribution of the surplus assets of the Company.

7.1.2	Series A Preferred Shares – Each Series A Preferred Share confers on the holder:

(a)	the right to one vote at a meeting of the members of the Company as if the Series A Preferred shares had been converted into Ordinary Shares;

(b)	the right to convert any Series A Preferred Shares at the option of the holder for Ordinary Shares as follows:

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(i)
 any Conversion shall be exercised pursuant to a notice given by a holder of a Series A Preferred Shares (a “Converting Party”) to the Company that such Converting Party elects to exercise its rights to require the Company to convert the number of Series A Preferred Shares held by the Converting Party as specified in such notice into Ordinary Shares (the “Notice of Conversion”).  The Converting Party shall transfer to the Company such number of Series A Preferred Shares as indicated in the Notice of Conversion.  The Company agrees to issue to the Converting Party a number of Ordinary Shares for each Series A Preferred Share specified in the Notice of Conversion multiplied by the Conversion Factor and register the Converting Party's name in the Company's share register.  The Ordinary Shares shall be issued in the name of the Converting Party as duly authorized and validly issued Ordinary Shares, free of any pledge, lien, encumbrance or restriction, other than restrictions provided in this Memorandum.  The Company will at all times, with respect to the Series A Preferred Shares maintain and keep available, solely for the issuance and delivery upon the conversion of Series A Preferred Shares as provided herein, that number of Ordinary Shares as from time to time shall be issuable upon the conversion of all outstanding Series A Preferred Shares;

(ii)
the Conversion Factor means one (1) provided, however, that if a Share Division occurs, then the Conversion Factor shall be adjusted by multiplying the Conversion Factor in effect immediately prior to such event by a fraction, (a) the numerator of which shall be the number of Ordinary Shares issued and outstanding immediately after such Share Division plus the Ordinary Shares issuable upon the conversion of the Series A Preferred Shares issued and outstanding on the record date of such Share Division, (assuming for such purposes that such Share Division has occurred at such time) and (b) the denominator of which shall be the actual number of Ordinary Shares issued and outstanding on the record date for such Share Division plus the Ordinary Shares issuable upon conversion of the Series A Preferred Shares (determined without the above assumption).  “Share Division” means when the Company (i) declares or pays a dividend on its issued and outstanding Ordinary Shares in Ordinary Shares or makes a distribution to all holders of its issued and outstanding Ordinary Shares in Ordinary Shares, (ii) splits or subdivides its issued and outstanding Ordinary Shares, or (iii) effects a reverse share split or otherwise combines its issued and outstanding Ordinary Shares into a smaller number of Ordinary Shares;

(c)
the right to a preference (the “Series A Liquidation Preference”) over the holders of the Ordinary Shares or any other class of Preferred Shares in the distribution of the surplus assets of the Company in the event of a liquidation (a “Liquidation Event”) in an amount of $15.00 per share and payable at the time of the closing of a Liquidation Event for which there is a closing, such amount subject to proportional adjustment in the case of share splits, recapitalizations, ordinary share dividends, Share Divisions and similar changes in the Company’s capital structure.  For purposes of this Memorandum, a “Liquidation Event” shall include any liquidation or winding up of the Company, merger, or acquisition of the Company as a result of which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation, or the sale of substantially all of the assets of the Company;

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(d)	the right to an equal share in any dividend paid by the Company in accordance with the Act; and

(e)
other than in connection with a Liquidation Event, the right to an equal share in the distribution of the surplus assets of the Company as if the Series A Preferred Shares had been converted into Ordinary Shares.

7.2
The directors, subject to the Act, by amending this Memorandum and/or the Articles, may determine the designations, powers, preferences and relative, participation, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including without limitation preferences that any of the undesignated Preferred Shares to be issued by the Company confers on the holder.

7.3
The rights attached to any class or subclass (unless otherwise provided by the terms of issue of the shares of that class or subclass), other than the Ordinary Shares, may, whether or not the Company is being wound up, be varied only with the consent in writing of the holders of not less than three-fourths of the issued shares of that class and the holders of not less than three-fourths of the issued shares of any other class or subclass of shares which may be affected by such variation.

8	Registered Shares Only

Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares.  Registered shares may not be exchanged for bearer shares or converted to bearer shares.

9	Amendments to the Memorandum and Articles

9.1
Subject to the provisions of the Act, the directors or members may from time to time amend the Memorandum or Articles by Resolution of Directors or Resolution of Members.  The directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file with the Registrar a notice of the amendment to the Memorandum or Articles, or a restated memorandum and articles of association incorporating the amendment(s) made, and any such amendment to the Memorandum or Articles will take effect from the date of the registration by the Registrar of the notice of amendment or restated memorandum and articles of association incorporating the amendment(s) made.

9.2	The directors shall not have the power to amend the Memorandum or Articles:

9.2.1	to restrict the rights or powers of the members to amend the Memorandum or Articles;

9.2.2	to change the percentage of members required to pass a resolution to amend the Memorandum or Articles;

9.2.3	in circumstances where the Memorandum or Articles may only be amended by the members; or

9.2.4	to change the number of directors, the classes of directors, the term of office of directors or the manner in which the directors are nominated or appointed.

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9.3	A change of registered office or registered agent shall not constitute an amendment of the Memorandum or Articles.

9.4
An amendment to the Memorandum or Articles which would have the effect of varying the rights of the holders of a class of shares may only be made in accordance with the provisions of the Memorandum and Articles relating to the variation of class rights.

10	Members Reserved Matters

10.1
Notwithstanding anything in this Memorandum or in the Articles annexed hereto to the contrary, no Members Reserved Matters may be authorised, approved, done, effected or otherwise consummated, agreed to or consented to by the Company, its directors or its members except, if it is (a) proposed at a meeting of the members at which a quorum is present and approved and consented to by the affirmative vote of members holding a majority of the issued and outstanding Series A Preferred Shares present or represented by proxy at the meeting and who voted and did not abstain; or (b) if it is in the form of a written consent and approved and consented to by members holding a majority of the issued and outstanding Series A Preferred Shares.

10.2	The following matters shall constitute Members Reserved Matters:

10.2.1
authorising and approving any issuance of any shares or series of shares or other securities in the Company unless they are convertible into, exchangeable or exercisable for Ordinary Shares that are not being issued for compensatory purposes;

10.2.2
authorising and approving any issuance of Series A Preferred Shares or warrants or other securities convertible into or exchangeable or exercisable for Series A Preferred Shares, including, but not limited to, share dividends, subdivisions and consolidations;

10.2.3
authorising, issuing or entering into any agreement providing for (i) the issuance (contingent or otherwise) of any equity securities in the Company (or any securities convertible into or exchangeable or exercisable for any equity securities in the Company) with preferences and class rights senior to or on parity with the Series A Preferred Shares;

10.2.4	authorising or approving any amendment to the Company's issued and outstanding warrants;

10.2.5	authorising the grant or award of incentive shares in the Company;

10.2.6	selling, transferring or disposing of the whole or any part of any of the Company's membership interest in DAL Group, LLC;

10.2.7	the establishment of any subsidiary of the Company or the taking of any action as set out in this Clause with respect to any subsidiary;

10.2.8	changing the number of directors, the classes of directors, the terms of office of directors or the manner of nominating or appointing directors;

10.2.9	the issuance of any equity securities in the Company at below Market Price; and

10.2.10	amending Clause 10 or 11 of this Memorandum.

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“Market Price” on any date shall mean, with respect to any class or series of issued and outstanding Ordinary Shares, the Closing Price for such Ordinary Shares on such date.  The “Closing Price” on any date shall mean the last quoted or reported sales price on The Nasdaq Stock Market or other principal exchange on which the Ordinary Shares are traded, or, if not so quoted or reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use.

11	Company Covenants

11.1	The Company shall devote all of its time and business efforts to the following and shall engage in no other business or conduct any other activities, except as follows:

11.1.1
promoting the business and interests of DAL Group, LLC, including without limitation (i) conducting Capital Transactions in furtherance of the business of the Company, (ii) issuing securities under equity incentive plans (subject to receipt of property of equal value by the Company), and (iii) fulfilling the Company’s obligations under agreements with DAL Group, LLC, as the same may be amended, modified or supplemented;

11.1.2
holding Common Membership Units in DAL Group, LLC (or securities convertible into or exercisable for Common Membership Units) and enforcing, fulfilling and managing the Company’s rights, duties, liabilities and obligations as a Member holding Common Membership Units in DAL Group, LLC (or securities convertible into or exercisable for Common Membership Units);

11.1.3
maintaining the Company’s status as a public reporting company with publicly traded securities, including without limitation (i) preparing public filings and registration statements, (ii) registering securities of the Company for public sale, (iii) arranging for accounting, audit and related services for the Company’s financial statements, (iv) communicating with and providing reports to members, and (v) handling investor and public relations;

11.1.4
prosecuting, enforcing, exploiting, defending, settling, fulfilling and managing the Company’s rights, duties, liabilities and obligations arising in, under or from any of such securities as the Company may issue;

11.1.5
conducting Capital Transactions solely to fund activities of the Company that are not provided for or reimbursed by DAL Group, LLC, provided that such activities constitute activities permitted under this Clause 11, other than under this paragraph 11.1.5;

11.1.6	complying with all Legal Requirements that the Company is or may become subject to; and

11.1.7	doing everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the foregoing activities.

11.2	The Company shall take the following actions:

11.2.1	call the Warrants at the earliest time permitted under the Warrants; or

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11.2.2
exercise the DAL Group, LLC warrants and options within five (5) business days following the month in which the corresponding warrant or option held by the Company’s warrant or option holders was exercised or, if the amount of proceeds received by the Company from the exercise of such warrants or options exceeds US$1,000,000 in a month, within five (5) Business Days after the proceeds reach this level; and

11.2.3
distribute to its shareholders any distribution received from DAL Group, LLC promptly after receiving such funds, less taxes and other expenses paid or payable by the Company, to its shareholders of record on the date of receipt by the Company of such distribution.

11.3
“Capital Transaction” means (A) any private placement, public offering or other sale or disposition after the Effective Date of Ordinary Shares, or securities convertible into or exchangeable or exercisable for Ordinary Shares (a “Convertible Security”), or the exercise, conversion or exchange of a Convertible Security, including Ordinary Shares or Convertible Securities issued in a merger or other business combination, or (B) the sale of property, incurrence of indebtedness, recapitalization or refinancing, or from any other capital raising transaction not covered by (A).

11.4
“Legal Requirement” means any federal, state, local, municipal, foreign, or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, order edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented, or otherwise put into effect by or under any governmental authority.

11.5	“Warrants” means the 11,166,666 warrants issued by the Company in its initial public offering, exercisable at US$5.00 each for one Ordinary Share, expiring on August 11, 2012.

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We, Maples Finance BVI Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 19th day of February, 2008.

Incorporator

(Sgd.) Clinton Hempel
________________________________
Clinton Hempel
Authorised Signatory
Maples Finance BVI Limited

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TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

DJSP Enterprises, Inc.

1	Interpretation

The following Articles shall constitute the Articles of the Company.  In these Articles, words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all legal entities capable of having a legal existence.

In these Articles, unless there is something in the subject or context inconsistent therewith:
"Act"	means the BVI Business Companies Act, 2004 (as amended)
"Articles"	means these articles of association of the Company.
"Audit Committee"	means, where applicable, the audit committee of the Company formed pursuant to Article 19 hereof, or any successor audit committee.
"Auditor"	means the independent auditor of the Company, which shall be a PCAOB registered accounting firm.
"clearing house"
a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefore) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

"Company"	means the above named company.
"competent regulatory authority"	a competent regulatory authority in the territory where the Shares (or depositary receipts therefore) are listed or quoted on a stock exchange or interdealer quotation system in such territory.

"Designated Stock Exchange"
shall mean either the Over-the-Counter Bulletin Board, the Global Select System, Global System or the Capital Market of the NASDAQ Stock Market, Inc., the American Stock Exchange, or the New York Stock Exchange, provided, however, that until the Shares are listed on any such “Exchange” the rules of any such Designated Stock Exchange shall be inapplicable to these Articles of Association of the Company.

"directors"	means the directors for the time being of the Company.
"Dividend"	includes an interim dividend.
"Exchange Act"	means the United States Securities Exchange Act of 1934, as amended.
"executive office"	means such office of the Company as the directors may from time to time determine to be the principal office of the Company.
"FINRA"	means the Financial Industry Regulatory Authority.
"FINRA Manual"	means the document by that name as published from time to time by FINRA, or any successor organisation thereto, and includes any amendment or supplement to such document.
"FINRA Rules"	means the rules set forth in the FINRA Manual.
"Member"	has the same meaning as in the Act.
"Memorandum"	means the memorandum of association of the Company.
"Register of Members"	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.
"Registered Office"	means the registered office for the time being of the Company.
"Seal"	means the common seal of the Company and includes every duplicate seal.
"SEC"	means the United States Securities and Exchange Commission.
“Securities Act”	means the United States Securities Act of 1933, as amended.
"Share" and "Shares"	means a share or shares in the Company and includes a fraction of a share.

2	Shares

2.1
Every person whose name is entered as a member in the share register, being the holder of registered shares, shall without payment, be entitled to a certificate signed by a director or under the common seal of the Company with or without the signature of any director or officer of the Company specifying the share or shares held and the par value thereof, provided that in respect of shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

2.2
If a certificate is worn out or lost it may be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require.  Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such a certificate.

3	Shares and Variation of Rights

3.1
Subject to the provisions of the Memorandum and these Articles and, where applicable, the rules of the Designated Stock Exchange, the unissued shares of the Company (whether forming part of the original or any increased authorised shares) shall be at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, being not less than the par value of the shares being disposed of, and upon such terms and conditions as the directors may determine.

3.2
Subject to the provisions of the Memorandum and the Act in this regard, shares may be issued on the terms that they are redeemable, or at the option of the Company be liable to be redeemed on such terms and in such manner as the directors before or at the time of the issue of such shares may determine.  The directors may issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the Company on such terms as it may from time to time determine.

3.3	The Company may redeem any share issued by the Company at a premium.

3.4
The rights attached to any class other than Ordinary Shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class and the holders of not less than three-fourths of the issued shares of any other class of shares which may be adversely affected by such variation.

3.5
The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.  Except as otherwise expressly provided in the Memorandum or the resolution or resolutions providing for the establishment of any class or series of preferred shares, no vote of the holders of preferred shares or of the holders of ordinary shares shall be a prerequisite to the issuance of any shares of any class or series of the preferred shares authorized by and complying with the conditions in the Memorandum or these Articles.

3.6
Except as required by the Act, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except as provided by these Articles or by the Act) any other rights in respect of any share except any absolute right to the entirety thereof by the registered holder.

4	Transfer of Shares

4.1
Shares in the Company shall be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee.  The instrument of transfer shall also be signed by the transferee if registration as a holder of the shares imposes a liability to the Company on the transferee.  The instrument of transfer of a registered share shall be sent to the Company for registration. Shares in the Company may be registered through the transfer agent of the Company or through the broker-dealer selected by a share holder as a book-entry position on the books and records of the Company and may be electronically transferred between the transfer agent of the Company and the broker-dealer chosen by the shareholder, through a facility currently administered by The Depository Trust Company.

4.2
Subject to the Memorandum of Association, these Articles and to section 54(5) of the Act, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee of the share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution.

5	Transmission of Shares

5.1
Subject to sections 52(2) and 53 of the Act, the executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share, save that and only in the event of death, incompetence or bankruptcy of any member or members of the Company as a consequence of which the Company no longer has any directors or members, then upon the production of any documentation which is reasonable evidence of the applicant being entitled to:

(a)
a grant of probate of the deceased's will, or grant of letters of administration of the deceased's estate, or confirmation of the appointment as executor or administrator (as the case may be), of a deceased member's estate; or

(b)	the appointment of a guardian of an incompetent member; or

(c)	the appointment as trustee of a bankrupt member; or

(d)	upon production of any other reasonable evidence of the applicant's beneficial ownership of, or entitlement to the shares,

to the Company's registered agent in the British Virgin Islands together with (if so requested by the registered agent) a notarised copy of the share certificate(s) of the deceased, incompetent or bankrupt member, an indemnity in favour of the registered agent and appropriate legal advice in respect of any document issued by a foreign court.  The administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered in the share register of the Company, may by written resolution of the applicant, endorsed with written approval by the registered agent, be entered in the share register as the legal and or beneficial owner of the shares.

5.2	The production to the Company of any document which is reasonable evidence of:

(a)	a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor, of a deceased member; or

(b)	the appointment of a guardian of an incompetent member; or

(c)	the trustee of a bankrupt member; or

(d)	the applicant's legal and or beneficial ownership of the shares,

shall be accepted by the Company even if the deceased, incompetent member or bankrupt member is domiciled outside the British Virgin Islands if the document is issued by a foreign court which had competent jurisdiction in the matter.  For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice.  The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

5.3
Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors.  An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

5.4
Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

5.5	What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

6	Acquisition of Own Shares

Subject to the provisions of the Act in this regard and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the directors may, on behalf of the Company purchase, redeem or otherwise acquire any of the Company's own shares for such consideration as they consider fit, and either cancel or hold such shares as treasury shares.  The directors may dispose of any shares held as treasury shares on such terms and conditions as they may from time to time determine.  Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

7	Meetings of Members

7.1
The directors may convene meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members entitled to exercise at least thirty (30) percent of the voting rights in respect of the matter for which the meeting is requested.

7.2
Seven (7) days’ written notice at the least specifying the place, the day and the hour of the meeting and general nature of the business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.

7.3	Notwithstanding Article 7.1, a meeting of members held in contravention of the requirement to give notice is valid if members holding a ninety (90) percent majority of:

(a)	the total voting rights on all the matters to be considered at the meeting; or

(b)	the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes,

have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall be deemed to constitute waiver on his part.

7.4	The inadvertent failure of the directors to give notice of a meeting to a member or the fact that a member has not received the notice shall not invalidate the meeting.

8	Proceedings at Meetings of Members

8.1
No business shall be transacted at any meeting unless a quorum of members is present at the time when the meeting proceeds to business.  A quorum shall consist of the holder or holders present in person or by proxy entitled to exercise at least fifty (50) percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon.

8.2
If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine.

8.3
When present, the chairman of the Company's board of directors shall act as chairman of the meeting (the "Chairman"), and if not, then the person so designated by the chairman of the Company's board of directors shall act as Chairman.

8.4
The Chairman may, with the consent of the holders of a majority of those voting rights present at the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place and then only in the event that there is a quorum.

8.5
At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)	by the Chairman;

(b)	any independent director of the Company; or

(c)	by any member present in person or by proxy and holding not less than one tenth of the total voting shares issued by the Company and having the right to vote at the meeting.

8.6
Unless a poll be so demanded, a declaration by the Chairman that a resolution has, on a show of hands been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

8.7
If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.  The demand for a poll may be withdrawn.

8.8	The Chairman of the meeting shall not be entitled to a second or casting vote.

9	Votes of Members

9.1	At any meeting of members, every holder of a voting share present in person or by proxy shall have one vote for every voting share of which he is the holder, whether on a show of hands or on a poll.

9.2
Subject to the Memorandum of Association or these Articles, any action required or permitted to be taken by the members of the Company must be effected by a duly convened and held meeting of the Company and may not be effected by a written consent of the members.

9.3	If a committee is appointed for any member who is of unsound mind, that member may vote by such committee.

9.4
If two or more persons are jointly entitled to a registered share or shares and if more than one of such persons shall vote in person or by proxy at any meeting of members or in accordance with the terms of Article 9.1, the vote of that person whose name appears first among such voting joint holders in the share register shall alone be counted.

9.5	Votes may be given either personally or by proxy.

9.6	The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

9.7	Subject to Article 9.8 below, an instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

9.8
The instrument appointing a proxy shall be in writing under the hand of the appointer unless the appointer is a corporation or other form of legal entity other than one or more individuals holding as joint owner in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same.

10	Corporations Acting by Representatives at Meetings

Any corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the members or any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

11	Directors

11.1	Subject to any subsequent amendment to change the number of directors, the number of the directors shall be seven.

11.2	The first director or directors shall be appointed by the registered agent of the Company. Thereafter, the directors shall be appointed:

11.2.1	subject to Article 11.2.2 below, by the members or the directors for such terms as the members or directors may determine;

11.2.2
The directors shall be divided into three classes: Class A, Class B, and Class C. The number of directors in each class shall be as nearly equal as possible.  There shall be two Class A and Class B directors, and three Class C directors.  The two Class A directors shall stand elected for a term expiring at the Company’s first annual general meeting following the adoption of these Second Amended and Restated Articles, the two Class B directors shall stand elected for a term expiring at the Company’s second annual general meeting following the adoption of these Second Amended and Restated Articles, and the three Class C directors shall stand elected for a term expiring at the Company’s third annual general meeting following the adoption of these Second Amended and Restated Articles.  Commencing at the Company's first annual general meeting, and at each annual general meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election. Except as the Act or other applicable law may otherwise require, in the interim between annual general meetings or general meetings called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, additional directors and any vacancies in the board of directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in these Articles), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

11.3
Notwithstanding the provisions of section 114 of the Act, each director holds office until his successor takes office or until his earlier death, resignation or removal by the members as per Article 11.2.

11.4	Subject to Article 11.2 above, a vacancy in the board of directors may be filled by a resolution of members or a resolution passed by the majority of the remaining directors.

11.5
A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the members and at any separate meeting of the holders of any class of shares in the Company.

11.6
The directors or, if the Shares (or depositary receipts therefore) are listed or quoted on a Designated Stock Exchange, and if required by the Designated Stock Exchange, any committee thereof, may, by resolution, fix the emolument of directors in respect of services rendered or to be rendered in any capacity to the Company.  The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by resolution of the directors.

11.7
Any director who, by request, goes or resides abroad for any purposes of the Company, or who performs services which in the opinion of the Board go beyond the ordinary duties of a director, may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as shall be approved by resolution of the directors, or any committee thereof.

11.8
The Company may pay to a director who at the request of the Company holds any office (including a directorship) in, or renders services to, any company in which the Company may be interested, such remuneration (whether by way of salary, commission, participation in profits or otherwise) in respect of such office or services as shall be approved by resolution of the directors, or any committee thereof.

11.9	The office of director shall be vacated if the director:

(a)	is removed from office by resolution of members; or

(b)	becomes disqualified to act as a director under section 111 of the Act.

11.10
A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the directors shall arrange.

11.11
A director may be or become a director or officer of, or otherwise be interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise, and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company.  The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.  A director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or be about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in the manner aforesaid.

11.12
No director shall be disqualified by his office from contracting with the Company either as a vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or by reason of the fiduciary relationship thereby established, provided the procedure in Article 11.13 below is followed.

11.13
A director of the Company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board of directors.

11.14	A director of the Company is not required to comply with Article 11.13 above if:

(a)	the transaction or proposed transaction is between the director and the Company; and

(b)	the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company's business and on usual terms and conditions.

11.15
For the purposes of Article 11.13 above, a disclosure to the board to the effect that a director is a member, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction.

11.16	Subject to section 125(1) of the Act, the failure by a director to comply with Article 11.13 does not affect the validity of a transaction entered into by the director or the Company.

12	Officers

12.1
The directors of the Company may, by resolution of directors, appoint officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a President, one or more Vice Presidents, a Secretary and a Treasurer and/or such other officers as may from time to time be deemed desirable.  The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the directors thereafter, but in the absence of any specific allocation of duties it shall be the responsibility of the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President, but otherwise to perform such duties as may be delegated to them by the President, the Secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

12.2
Any person may hold more than one office and no officer need be a director or member of the Company.  The officers shall remain in office until removed from office by the directors, whether or not a successor is appointed.

13	Powers of Directors

13.1
The business of the Company shall be managed by the directors, who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company necessary for managing, and for directing and supervising, the business and affairs of the Company as are not by the Act or by these Articles required to be exercised by the members, subject to any delegation of such powers as may be authorised by these Articles and permitted by the Act.

13.2
The board of directors may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.  Subject to the provisions of section 110 of the Act, the directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit.  Any committees so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the directors or the provisions of the Act.

13.3
The directors may from time to time by power of attorney appoint any company, firm or person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as the directors think fit.

13.4
All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be, in such manner as the directors shall from time to time by resolution determine.

13.5	The directors may:

(a)
exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party; and

(b)
where the Company is a wholly-owned subsidiary, the directors may, in exercising their powers or performing their duties, act in a manner which the directors believe is in the best interests of the Company's holding company, even though it may not be in the best interests of the Company.

13.6
The continuing directors may act notwithstanding any vacancy in their body, save that if the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the board of directors there shall be only one continuing director, he shall be authorised to act alone only for the purpose of appointing another director.

14	Proceedings of Directors

14.1	The meetings of the board of directors and any committee thereof shall be held at such place or places as the directors shall decide.

14.2
The directors may elect a chairman (the "Chairman of the Board of Directors") of their meeting and determine the period for which he is to hold office.  If no such Chairman of the Board of Directors is elected, or if at any meeting the Chairman of the Board of Directors is not present at the time appointed for holding the meeting, the directors present may choose one of their number to be Chairman of the Board of Directors for the meeting.  If the directors are unable to choose a Chairman of the Board of Directors, for any reason, then the oldest director present at the meeting shall preside as the Chairman of the Board of Directors.

14.3
The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit.  Questions arising at any meeting shall be decided by a majority of votes.  A director may at any time summon a meeting of the directors.  If the Company shall have only one director, the provisions hereinafter contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note of memorandum of all matters requiring a resolution of the directors.  Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

14.4	A director shall be given not less than twenty four (24) hours notice of a meeting of the directors.

14.5
Notwithstanding Article 14.4, a meeting of directors held in contravention of Article 14.4 is valid if all of the directors entitled to vote at the meeting have waived the notice of the meeting in writing, provided that, for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part.

14.6
A meeting of the directors is duly constituted for all purposes if at the commencement of the meeting there are present in person not less than a majority of the total number of directors with a minimum of two (2), or in the case of only one director a minimum of one (1).

14.7	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

14.8
Any one or more members of the board of directors or any committee thereof may participate in a meeting of such board of directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participating by such means shall constitute presence in person at a meeting.

14.9
A resolution approved by all of the directors for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking the form of one or more documents in writing or by telefax or other written or electronic communication shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, without the need for any notice.

15	Indemnity

Subject to the provisions of the Act, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)
is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company;  or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

16	Seal

The directors shall provide for the safe custody of the common seal of the Company.  The common seal when affixed to any instrument except as provided in Article 2.1, shall be witnessed by a director or officer of the Company or any other person so authorised from time to time by the directors.  The directors may provide for a facsimile of the common seal and approve the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the common seal has been affixed to such instrument and the same had been signed as hereinbefore described.

17	Distributions

17.1
Subject to the provisions of the Act, the directors of the Company may, by resolution, authorise a distribution by the Company at a time, and of an amount, and to any members they think fit if they are satisfied, on reasonable grounds, that the Company will, immediately after the distribution, satisfy the solvency test as stipulated in section 56 of the Act.

17.2
Subject to the rights of the holders of shares entitled to special rights as to distributions, all distributions shall be declared and paid according to the par value of the shares in issue, excluding those shares which are held by the Company as Treasury Shares at the date of declaration of the distribution.

17.3
The directors may, before recommending any distribution, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.

17.4	If several persons are registered as joint holders of any share, any of them may give effectual receipt for any distribution or other monies payable on or in respect of the share.

17.5
Notice of any distribution that may have been declared shall be given to each member in manner hereinafter mentioned and all distributions unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.

17.6	No distribution shall bear interest against the Company.

18	Company Records

18.1	The Company shall keep records that:

(a)	are sufficient to show and explain the Company's transactions; and

(b)	will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

18.2	The Company shall keep:

(a)           minutes of all meetings of:

(i)           directors,

(ii)           members,

(iii)          committees of directors, and

(iv)          committees of members;

(b)          copies of all resolutions consented to by:

(i)           directors,

(ii)           members,

(iii)          committees of directors, and

(iv)          committees of members;

(c)	an imprint of the common seal at the registered office of the Company.

18.3	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and resolutions of members and of classes of members maintained in accordance with Article 18.2; and

(b)	minutes of meetings and resolutions of directors and committees of directors maintained in accordance with Article 18.2.

18.4	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum of Association and Articles of the Company;

(b)	the register of members maintained in accordance with Article 18.7 or a copy of the register of members;

(c)	the register of directors maintained in accordance with Article 18.6 or a copy of the register of directors;

(d)	copies of all notices and other documents filed by the Company in the previous ten years; and

(e)	a copy of the register of charges kept by the Company pursuant to section 162(1) of the Act.

18.5	(a)Where the Company keeps a copy of the register of members or the register of directors at the office of its registered agent, it shall

(i)	within 15 days of any change in the register, notify the registered agent, in writing, of the change; and

(ii)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

(b)
Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

18.6
The Company shall keep a register to be known as a register of directors containing the names and addresses of the persons who are directors of the Company, the date on which each person whose name is entered in the register was appointed as a director of the Company, the date on which each person named as a director ceased to be a director of the Company, and such other information as may be prescribed.

18.7
The Company shall maintain an accurate and complete register of members showing the full names and addresses of all persons holding registered shares in the Company, the number of each class and series of registered shares held by such person, the date on which the name of each member was entered in the register of members and where applicable, the date such person ceased to hold any registered shares in the Company.

18.8	The records, documents and registers required by Articles 18.1 to 18.7 inclusive shall be open to the inspection of the directors at all times.

18.9
The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any records, documents or registers of the Company except as conferred by the Act or authorised by resolution of the directors.

19	Notices

19.1
Notices shall be in writing and may be given by the Company to any member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such member).  Any notice, if posted from one country to another, is to be sent airmail.

19.2
All notices directed to be given to the members shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the share register, and notice so given shall be sufficient notice to all the holders of such shares.

19.3
Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the next day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier.  Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted.  Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted.  Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

19.4	All notice periods shall be counted from the date the notice is sent, not the date the notice is received.

20	Pension and Superannuation Fund

20.1
The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is, or has been at any time, interested, and to the wives, widows, families and dependents of any such persons, and make payments for or towards the insurance of such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.  A director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

21	Winding Up

The Company may be voluntarily liquidated under Part XII of the Act if it has no liabilities and it is able to pay its debts as they become due.  If the Company shall be wound up, the liquidator may divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members the liquidator also having regard to any contractual arrangement entered into by the members waiving any right they may have to receive distributions upon a liquidation.  The liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

22	Amendment to Articles

The Company may alter or modify the conditions contained in these Articles as originally drafted or as amended from time to time by a resolution of the directors or the members, except as otherwise limited by the Memorandum.

We, Maples Finance BVI Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 19th day of February 2008.

Incorporator

(Sgd.) Clinton Hempel
_______________________
Clinton Hempel
Authorised Signatory Maples Finance BVI Limited